Exhibit 10.4

PLAN DOCUMENT

Fiscal Year 2015

Management Incentive Program

1.0	Summary

The Exar Corporation (the “Company”) Fiscal Year 2015 Management Incentive Program (the “Program”) is primarily a stock based incentive program designed to motivate participants to achieve the Company’s financial, operational and strategic goals and to reward them for performance against those goals. Incentives granted under the Program are denominated in shares of the Company’s common stock and are subject to the attainment of the Company’s performance goals as established by the Compensation Committee of the Board of Directors (the “Board”) for the fiscal year.

2.0	Eligibility

Participants are approved solely at the discretion of the Compensation Committee when acting on behalf of the full Board. All executive officers are eligible to be considered for participation. The President/CEO may recommend that additional employees of the Company and its subsidiaries participate in the Program, subject to the approval of the Compensation Committee.

3.0	Change in Status

Participants who give notice of termination or who terminate employment, voluntarily or involuntarily, prior to the date of payout are not eligible for payment.

Employees who are on a Leave of Absence in excess of 60 calendar days during the Program year shall have their target award prorated by the amount of time actually worked plus 60 days.

4.0	Administration

The Compensation Committee is ultimately responsible for administering the Program, and has designated the Management Committee, consisting of the President/CEO, the Senior Vice President/CFO, and the Vice President of Human Resources to administer the Program, provided that the Compensation Committee shall make all determinations with respect to incentives granted to executive officers under the Program. The Compensation Committee, in its sole discretion, may amend or terminate the Program, or any part thereof, at any time and for any reason without prior notice.

5.0	Definitions

5.1     The Salary

The “Salary” is the annual base salary, as established at the start of the fiscal year, or at the time of Program entry, exclusive of bonuses, incentive payments or awards, auto allowance, or any such extras or perquisites over base pay.

5.2     The Target Share Award

A participant’s “Target Share Award” is expressed as the total number of shares the participant is eligible to receive at 100% payout. The Target Share Award is calculated by multiplying the participant’s Salary by a pre-approved target incentive percentage and dividing the result by the closing value of Exar’s stock price as of the first trade date of the Program fiscal year. For Fiscal Year 2015 this amount is $11.95. Each participant’s Target Share Award is subject to adjustment based on a number of factors including corporate and individual performance and modifiers (see below), and/or by the Compensation Committee upon the occurrence of a stock split, reorganization or other similar event affecting the Company’s common stock in accordance with the principles set forth in the terms of the Company’s Equity Incentive Plan.

5.3     Maximum Award

No participant may receive an award greater than 150% of the “Target Share Award”.

5.4     Target Pool Earned

At the end of the fiscal year, the Compensation Committee will determine the percentage of the target pool earned for all participants by assessing the Company’s financial performance against financial goals for revenue and non-GAAP operating income (EBIT), before cash profit sharing, as established by the Board of Directors. Funding of the target pool will occur only if 90% of the revenue and 80% of the Non-GAAP operating income (EBIT), before cash profit sharing, are achieved.

5.5     Modifiers

5.5.1     Company Modifier

The Final Share Award is weighted 70% on Company Performance.

5.5.2      Individual Performance Modifier

The Final Share Award is weighted 30% on Individual Performance. The President/CEO will assess the performance of each individual participant in the Program at the conclusion of the fiscal year based upon specific contributions and achievement of pre-established individual objectives. Based on individual performance, a performance factor will be assigned to the final calculation.

For the President/CEO, a performance factor will be determined by the Compensation Committee based on pre-approved individual objectives.

5.6     Final Share Award

The final number of shares to be awarded to each participant shall be determined by the President/CEO by multiplying the participant’s Target Share Award by the Target Pool Earned and various Modifiers.

The final number of shares to be awarded to the President/CEO shall be determined by the Compensation Committee by multiplying the participant’s Target Share Award by the Target Pool Earned and various Modifiers

5.7     Cash Award

Each participant has the option of electing to receive up to 20% of his/her Target Share Award in the form of cash, in lieu of fully vested restricted stock units (see Exhibit 1). This election is valid only if made in writing at the time of invitation into the Program, and is irrevocable for the fiscal year. The cash portion of the award is not adjusted for stock performance during the fiscal year and is the first component calculated when determining the Final Award. Cash Awards are distributed during the same period that Share Awards are granted.

6.0	Other Program Provisions

6.1     Tax Withholding

Shares issued in respect of an award hereunder are subject to applicable taxes at the time of payment, and payment of such taxes is the responsibility of the participant. Subject to the terms of the Plans, upon any distribution of shares of the Company’s common stock in payment of an award hereunder, the Company may reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plans, to satisfy any withholding obligations of the Company or its subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates). In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of an award hereunder, the Company (or a subsidiary) shall be entitled to require a cash payment by or on behalf of the participant and/or to deduct from other compensation payable to the participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

6.2     Restrictions on Transfer

Neither the participant’s award hereunder, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

6.3     Termination of Employment

Notwithstanding any other provision herein, a participant must be employed with the Company or one of its subsidiaries on the date on which shares are issued in payment of awards under the Program to be eligible to receive payment with respect to his or her award. If a participant’s employment with the Company or a subsidiary terminates for any reason (whether voluntarily or involuntarily, due to his death or disability, or otherwise) prior to the payment date, the participant’s award under the Program will terminate and the participant will have no further rights with respect thereto or in respect thereof.

6.4     No Right to Continued Employment

Participation in the Program does not constitute a guarantee of employment or interfere in any way with the right of the Company (or any subsidiary) to terminate a participant’s employment or to change the participant’s compensation or other terms of employment at any time. There is no commitment or obligation on the part of the Company (or any subsidiary) to continue any incentive program (similar to the Program or otherwise) in any future fiscal year.

6.5     No Stockholder Rights

The participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to his or her award hereunder and any shares underlying or issuable in respect of such award until such shares are actually issued to and held of record by the participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

6.6     Adjustments

The Compensation Committee may, in its sole discretion, adjust performance measures, performance goals, relative weights of the measures, and other provisions of the Plan to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, (2) any change in accounting policies or practices, or (3) the effects of any special charges to the Company’s earnings, or (4) any other similar special circumstances.

Exhibit 1

Fiscal Year 2015 Incentive Program Payment Election Form

I elect to receive _______% (up to 20%) of my initial Target Award (before share conversion) in the form of cash and acknowledge that this is a one-time, irrevocable election in effect for the duration of the Fiscal Year 2015 Incentive Program.

If electing to receive a portion of your final award in the form of cash, please return this form to Human Resources no later than Friday, August 1st. Otherwise, your total award will be paid in the form of fully vested restricted stock units (RSU’s).

Employee Name: ___________________________________

Employee Signature: ________________________________Date: _______________________

Human Resources: _________________________________ Date: ________________________

EXAMPLE

Election:

Employee A’s salary as of March 31, 2014 is $125,000
Employee A’s target incentive percentage is 20%
Employee A’s initial Target Award (before share conversion) is $25,000
Employee A’s initial Target Share Award is 2,092 RSU’s (based on stock value of $11.95/share)
Employee A elects to receive 10% or $2,500 of his initial Target Award in cash

Sample Calculations (using stock value of $11.95 per share):

1. Assuming a 100% payout, Employee A receives:

     $2,500 cash and 1,882 RSU’s

2. Assuming an 80% payout, Employee A receives:

     $2,500 cash and 1,464 RSU’s

3. Assuming a 150% payout, Employee A receives:

     $2,500 cash and 2,928 RSU’s